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Salomon Smith Barney
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                       [Disclaimer for the Front Cover]


Neither the Issuer of the Certificates nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a Prospectus and any investment decision with respect to the Certificates should be made by you based solely upon all of the information contained in the final Prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final Prospectus relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. The Depositor has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized its dissemination. A final Prospectus and Prospectus supplement may be obtained by contacting Salomon Smith Barney Syndicate Desk at (212) 783-3727.

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This page must be accompanied by the disclaimer included on the cover of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.

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                             UCFC Loan Trust 1998-C
                   Home Equity Loan Asset-Backed Certificates


The attached Marketing Memorandum (the "Marketing Memorandum") is privileged and confidential and is intended for use by the addressee only. This Marketing Memorandum is furnished to you solely by Prudential Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., and Salomon Smith Barney (the "Underwriters") and not by the issuer of the certificates identified above (the "Certificates") or any other party. The Marketing Memorandum is based upon information made available to the Underwriters. Neither the Underwriters, the issuer of the Offered Certificates, nor any other party makes any representation as to the accuracy or completeness of the information therein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purpose of evaluating such information.

No assurance can be given as to the accuracy, appropriateness or completeness of the Marketing Memorandum in any particular context; or as to whether the Marketing Memorandum reflects future performance. This Marketing Memorandum should not be construed as either a prediction or as legal, tax, and financial or accounting advice.

Any yields or weighted average lives shown in the Marketing Memorandum are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. The principal amount and designation of any security described in the term sheet are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the collateral.

Please be advised that Offered Certificates may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.


                       [FIRST UNION CAPITAL MARKETS LOGO]



This page must be accompanied by the disclaimer included on the cover of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.